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Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
America's Schoolhouse Consulting Services, Inc.	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
ARD, Inc.	VERMONT
Ardaman & Associates, Inc.	FLORIDA
Cosentini Associates, Inc.	NEW YORK
Delaney Crushed Stone Products, Inc.	NEW YORK
Engineering Management Concepts, Inc.	CALIFORNIA
Evergreen Utility Contractors, Inc.	WASHINGTON
GeoTrans, Inc.	VIRGINIA
Gore Engineering, Inc.	LOUISIANA
Hartman & Associates, Inc.	FLORIDA
INCA Engineers, Inc.	WASHINGTON
Kansas City Testing Laboratory, Inc.	MISSOURI
Maxim International S.R.L.	PERU
Millennium—IP3 Partners, LLC	DELAWARE
Segura/IP3 Partners, LLC	DELAWARE
Tetra Tech Alaska, L.L.C.	ALASKA
Tetra Tech Argentina S. A.	ARGENTINA
Tetra Tech Cape Canaveral, LLC	FLORIDA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Construction Services, Inc.	COLORADO
Tetra Tech Consulting & Remediation, Inc.	DELAWARE
Tetra Tech EC (Mass.) Corporation	MASSACHUSETTS
Tetra Tech EC (Ohio) Corporation	DELAWARE
Tetra Tech EC Australia Pty. Ltd.	AUSTRALIA
Tetra Tech EC, Inc.	DELAWARE
Tetra Tech Electric, Inc.	NEW JERSEY
Tetra Tech EM Inc.	DELAWARE
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Facilities Construction, LLC	NEW JERSEY
Tetra Tech IC, Inc.	CANADA
Tetra Tech India Limited	INDIA
Tetra Tech International (BVI) Ltd.	BRITISH V. I.
Tetra Tech International, Inc.	DELAWARE
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech RMC, Inc.	DELAWARE
Tetra Tech RAC Craft, LLC	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Delaney Group, Inc.	NEW YORK
The Institute for Public-Private Partnerships, Inc.	DELAWARE
The Thomas Group of Companies, Inc.	DELAWARE
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, LLC	NEW YORK
Thomas Management Services, LLC	NEW YORK
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen Management Services, Co.	CANADA
Whalen Service Corps Inc.	DELAWARE

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  Exhibit 21